Exhibit 99.1

For Immediate Release Contact: Gary J. Fuges, CFA ValueClick, Inc. 1.818.575.4677
VALUECLICK ANNOUNCES FIRST QUARTER 2011 RESULTS

Revenue and Profitability Exceed High-End of Guidance Ranges

Westlake Village, CA - May 3, 2011 - ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the first quarter ended March 31, 2011. Revenue, adjusted-EBITDA1, and earnings per share metrics all exceeded the high-end of the guidance ranges management provided on February 15, 2011.

Highlights from the first quarter of 2011 results include:

•	Revenue of $116.5 million, up 22 percent from the first quarter of 2010 (Q1 2010)

•	Adjusted-EBITDA of $35.1 million, up 27 percent from Q1 2010

•	Adjusted-EBITDA margin of 30.1 percent versus 28.7 percent in Q1 2010

•	GAAP net income from continuing operations of $0.21 per diluted share, up 50 percent from Q1 2010

“The sales and technology investments we made last year fueled growth in the quarter and set the stage for continued strong performance throughout 2011,” said Jim Zarley, chief executive officer of ValueClick. “We are expanding our addressable market into branding budgets through organic growth initiatives and through the acquisition of Greystripe, while also realizing revenue synergies across our divisions. We are in a very strong position to capitalize further on the growth opportunities in both direct-response and branding-oriented digital advertising.”

Non-GAAP net income, which excludes discontinued operations, stock-based compensation and amortization of intangible assets was $20.9 million, or $0.26 per diluted common share for the first quarter. A table reconciling GAAP net income from continuing operations to non-GAAP diluted net income per common share is included in this press release.

ValueClick repurchased approximately 2.2 million shares of its common stock in the first quarter of 2011 and an additional 0.4 million shares in April 2011, for an aggregate cost of $37.7 million. As of today, ValueClick has $62.3 million remaining authorization under its stock repurchase program.

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1Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income from continuing operations before interest, income taxes, depreciation, amortization, and stock-based compensation expenses. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

The consolidated balance sheet as of March 31, 2011 included approximately $200 million in cash and cash equivalents and no debt. In April, the Company utilized $70 million for the Greystripe acquisition and approximately $6.2 million to repurchase 419,000 shares of its common stock through its stock repurchase program. For more information on the Greystripe acquisition, please refer to the April 25 acquisition announcement.

Business Outlook
Today, ValueClick is announcing guidance for the second quarter of 2011:

Guidance
Revenue	$120-$122 million
Adjusted-EBITDA	$34-$35 million
Mid-Point Adjusted-EBITDA Margin	28.5%
GAAP diluted net income per common share	$0.19-$0.20
Non-GAAP diluted net income per common share	$0.25-$0.26

The consolidated revenue guidance range is based on the following segment-level assumptions for revenue growth rates expressed as a percentage increase from second quarter 2010 reported revenue levels:

●	Affiliate Marketing:	up mid teens
●	Media:	up mid teens organically; up high twenties including Greystripe contribution
●	Owned & Operated:	up low twenties
●	Technology:	up high single-digits to low double-digits

The above guidance assumes that the Greystripe acquisition, which closed on April 21 and will be included in the Media segment, will have the following impact on the second quarter reported results: positive revenue contribution of approximately $4 million; minimal adjusted-EBITDA contribution; negative $0.01 impact on GAAP diluted net income per common share as a result of additional amortization and stock-based compensation expense; and no impact on Non-GAAP diluted net income per common share.

Second quarter 2011 non-GAAP and GAAP diluted net income per common share guidance assume stock-based compensation of $2.7 million, amortization of intangible assets of $6.0 million, interest and other income of $1.0 million, a 38 percent effective tax rate, and 80.0 million diluted shares outstanding.

Conference Call Today at 4:30 p.m. ET
Jim Zarley, chief executive officer, and John Pitstick, chief financial officer, will present an overview of the results and other factors affecting ValueClick's financial performance for the first quarter during a conference call and webcast on May 3 at 4:30 p.m. ET. Investors and analysts may obtain the dial-in information through StreetEvents (www.streetevents.com). The live Webcast of the conference call will be available on the Investor Relations section of www.valueclick.com. A replay of the conference call will be available through May 10 at (888) 203-1112 and (719) 457-0820 (pass code: 2296590). An archive of the Webcast will also be available through May 10.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world's largest digital marketing companies. Through a unique combination of data, technology and services, ValueClick increases brand awareness and drives customer acquisition at scale for the world's largest advertisers, and maximizes advertising revenue for tens of thousands of online and mobile publishers. ValueClick's brands include Commission Junction, ValueClick Media, Greystripe, Mediaplex, Smarter.com, CouponMountain.com, Investopedia.com, and PriceRunner. The Company is based in Westlake Village, California, and has offices in major advertising markets worldwide. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company's performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on February 28, 2011; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K.

The Business Outlook contained in this release is based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation may differ from these estimates based on the timing and amount of stock awards granted, the assumptions used in stock award valuation and other factors. Actual income tax expense may differ from these estimates based on tax planning, changes in tax accounting rules and laws, and other factors.

ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$199,777	$194,317
Marketable securities	—	3,000
Accounts receivable, net	81,076	86,738
Other current assets	15,452	18,470
Total current assets	296,305	302,525

Note receivable, less current portion	30,895	31,267
Property and equipment, net	12,619	12,414
Goodwill	184,769	183,218
Intangible assets, net	29,126	33,525
Other assets	50,252	50,618
TOTAL ASSETS	$603,966	$613,567

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$97,759	$103,258
Non-current liabilities	38,095	37,668
Total liabilities	135,854	140,926
Total stockholders' equity	468,112	472,641
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$603,966	$613,567

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended March 31,
	2011	2010
	(Unaudited)
Revenue	$116,511	$95,682
Cost of revenue	32,877	25,499
Gross profit	83,634	70,183
Operating expenses:
Sales and marketing (Note 1)	29,549	24,495
General and administrative (Note 1)	12,523	13,823
Technology (Note 1)	10,166	7,924
Amortization of intangible assets acquired in business combinations	4,888	4,966
Total operating expenses	57,126	51,208
Income from operations	26,508	18,975
Interest and other income, net	408	559
Income before income taxes	26,916	19,534
Income tax expense	10,054	8,211
Income from continuing operations	16,862	11,323
Loss from discontinued operations, net of tax	—	(134)
Gain on sale, net of tax	—	10,040
Net income	$16,862	$21,229

Basic income from continuing operations per common share	$0.21	$0.14
Diluted income from continuing operations per common share	$0.21	$0.14
Basic net income per common share	$0.21	$0.26
Diluted net income per common share	$0.21	$0.25
Weighted-average shares used to compute basic net income per common share	80,687	82,892
Weighted-average shares used to compute diluted net income per common share	81,644	83,496

Note 1 - Includes stock-based compensation as follows:
	Three-month Period
	Ended March 31,
	2011	2010
	(Unaudited)
Sales and marketing	$286	$328
General and administrative	1,413	1,437
Technology	218	192
Total stock-based compensation	$1,917	$1,957

VALUECLICK, INC.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended March 31,
	2011	2010
	(Unaudited)
Income from continuing operations	$16,862	$11,323
Interest and other income, net	(408)	(559)
Provision for income tax	10,054	8,211
Amortization of intangible assets acquired in business combinations	4,888	4,966
Depreciation and leasehold amortization	1,754	1,606
Stock-based compensation	1,917	1,957
Adjusted-EBITDA	$35,067	$27,504

Note 1 - “Adjusted-EBITDA” (GAAP income from continuing operations before interest, income taxes, depreciation, amortization, and stock-based compensation expenses) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in income from interest on the Company's cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation which are not directly attributable to the underlying performance of the Company's business operations. Management uses adjusted-EBITDA in evaluating the overall performance of the Company's business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company's business, its reliance on this measure is limited because excluded items often have a material effect on the Company's earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of overall performance, and a baseline for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company's financial results.

VALUECLICK, INC.
RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO
NON-GAAP DILUTED NET INCOME PER COMMON SHARE (Note 1)
(In thousands)

	Three-month Period
	Ended March 31,
	2011	2010
	(Unaudited)
GAAP income from continuing operations	$16,862	$11,323
Stock-based compensation	1,917	1,957
Amortization of intangible assets acquired in business combinations	4,888	4,966
Tax impact of above items	(2,726)	(2,700)
Non-GAAP net income	$20,941	$15,546
Non-GAAP diluted net income per common share	$0.26	$0.19
Weighted-average shares used to compute non-GAAP diluted net income per common share	81,644	83,496

Note 1 - “Non-GAAP diluted net income per common share” (GAAP diluted income from continuing operations per common share before the impact of stock-based compensation, amortization of intangibles, and other non-recurring events) included in this press release is a non-GAAP financial measure.

Non-GAAP diluted net income per common share, as defined above, may not be similar to non-GAAP diluted net income per common share measures used by other companies and is not a measurement under GAAP. Management believes that non-GAAP diluted net income per common share provides useful information to investors about the Company's performance because it eliminates the effects of items which are not directly attributable to the underlying performance of the Company's business operations. Management uses non-GAAP diluted net income per common share in evaluating the overall performance of the Company's business operations.

Though management finds non-GAAP diluted net income per common share useful for evaluating aspects of the Company's business, its reliance on this measure is limited because excluded items often have a material effect on the Company's earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP diluted net income per common share in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP diluted net income per common share provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of overall performance, and a baseline for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company's financial results.

VALUECLICK, INC.
SEGMENT OPERATING RESULTS
(In thousands)

	Three-month Period
	Ended March 31,
	2011	2010
	(Unaudited)
Affiliate Marketing:
Revenue	$34,474	$29,359
Cost of revenue	4,324	4,019
Gross profit	30,150	25,340
Operating expenses	9,661	9,291
Segment income from operations	$20,489	$16,049
Media:
Revenue	$36,202	$30,803
Cost of revenue	19,713	15,853
Gross profit	16,489	14,950
Operating expenses	8,641	7,284
Segment income from operations	$7,848	$7,666
Owned & Operated Websites:
Revenue	$37,947	$27,897
Cost of revenue	8,076	5,083
Gross profit	29,871	22,814
Operating expenses	22,824	17,930
Segment income from operations	$7,047	$4,884
Technology:
Revenue	$8,081	$7,894
Cost of revenue	918	765
Gross profit	7,163	7,129
Operating expenses	3,034	3,041
Segment income from operations	$4,129	$4,088

Reconciliation of segment income from operations to consolidated income from operations:
Total segment income from operations	$39,513	$32,687
Corporate expenses	(6,200)	(6,789)
Stock-based compensation	(1,917)	(1,957)
Amortization of intangible assets	(4,888)	(4,966)
Consolidated income from operations	$26,508	$18,975

Reconciliation of segment revenue to consolidated revenue:
Affiliate Marketing	$34,474	$29,359
Media	36,202	30,803
Owned & Operated Websites	37,947	27,897
Technology	8,081	7,894
Inter-segment eliminations	(193)	(271)
Consolidated revenue	$116,511	$95,682